2012-2013 Key Employee
Transition Incentive Compensation Plan (“Transition Plan” or “Plan”)

I.	Purpose and Administration

The purpose of this Transition Plan effective January 1, 2012 is to assist in the transition of the Bank’s key employee plan from a plan without a deferred component to one with a deferred component. The Transition Plan shall be administered consistent with the terms of the Bank’s 2012 Key Employee Incentive Compensation Plan (“2012 Plan”), excluding those provisions governing deferred awards. Capitalized terms used in this Transition Plan but not defined herein shall have the meanings ascribed to them under the 2012 Plan and the definitions of “disability,” “involuntary termination,” and “retirement” shall also have the meanings ascribed to them under the 2012 Plan. Unless expressly set forth otherwise in this Transition Plan, payments under the Plan are intended to satisfy the “short-term deferral” exception under Section 409A of the Internal Revenue Code (“Code”).

II.	Goals

The annual goals under the 2012 Plan shall serve as the 2012 goals under this Transition Plan. The annual goals established under any 2013 key employee incentive compensation plan shall serve as the 2013 goals under this Transition Plan.

III.	Transition Plan Award Levels

The award levels under this Transition Plan for each of 2012 and 2013 are set forth below, expressed as a percentage of the participant’s base salary:

Participant Level	Threshold Incentive Award Opportunity	Target Incentive Award Opportunity	Maximum Incentive Award Opportunity
Managing Director and Senior Director	(2012) 3.08% (2013) 2.32%	(2012) 4.70% (2013) 3.55%	(2012) 6.33% (2013) 4.77%
Director	(2012) 2.74% (2013) 2.06%	(2012) 3.76% (2013) 2.84%	(2012) 4.8% (2013) 3.6%

IV.	Transition Plan Award Determinations and Payouts

The 2012 Transition Plan Award payments shall be made by March 15, 2013, at the same time as the Bank makes payment of the 2012 Current Incentive Award payment under the 2012 Plan. The 2013 Transition Award payments shall be made by March 15, 2014 at the same time as the Bank makes payment of the current amount of any 2013 incentive awards.